EXHIBIT 10.1

EQUITY CONTRIBUTION AGREEMENT

Dated as of August 17, 2007

by and between

ATOMIC GUPPY, INC.,

YABBLY HOLDINGS, LLC

AND

YABBLY, LLC

TABLE OF CONTENTS

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[TO BE PROVIDED]

EQUITY CONTRIBUTION AGREEMENT

This EQUITY CONTRIBUTION AGREEMENT (the “Agreement”), dated as of August 17, 2007, by and between Atomic Guppy, Inc., a Nevada corporation ("AGI"), Yabbly Holdings, LLC, a Florida limited liability limited company ("YHI"), and Yabbly, LLC, a Florida limited liability company (“Yabbly”).  Each of AGI, YHI and Yabbly are referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

PRELIMINARY STATEMENT

AGI desires to issue and contribute to Yabbly Nine Hundred Seventy Six Thousand Nine Hundred Twenty One (976,921) shares of AGI Common Stock (as hereinafter defined) (the “AGI Common Shares”) in exchange for the issuance of Two Thousand (2,000) Class C Membership Units in Yabbly (the “Yabbly Membership Interests”), on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements hereinafter set forth, AGI, YHI and Yabbly agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1

Definitions.  In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.

"Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

“AGI Common Stock” means the common stock, par value $.001, of AGI.

“AGI First Warrant” means that certain Warrant in the form attached hereto as Exhibit B  to be executed and delivered on the date hereof and pursuant to which YHI may purchase up to Four Hundred Ninety Seven Thousand Five Hundred Eighty Two (497,582) shares of AGI Common Stock.

“AGI Second Warrant” means that certain Warrant in the form attached hereto as Exhibit C to be executed and delivered on the date hereof and pursuant to which YHI may purchase up to Four Hundred Ninety Six Thousand Three Hundred Forty Two (496,342) shares of AGI Common Stock.

“Ancillary Documents” means this Agreement, the AGI First Warrant, the AGI Second Warrant, and all other documents, instruments and agreements delivered by the Parties in connection with the transactions contemplated by this Agreement.

“Breach” means any breach of, or any inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement.

"Code" means the Internal Revenue Code of 1986, as amended.

"Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

“Development Agreement” means that certain agreement dated of even date herewith between AGI and Land Shark Holdings, LLC, a Delaware limited liability company or its designee (such party, the “Developer”) and attached hereto as Exhibit A pursuant to which the Developer would develop software and provide related services for AGI.

"Employee Benefit Plan" means (a) each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) maintained by a Person or an ERISA Affiliate, or with respect to which such Person or an ERISA Affiliate is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of such Person or an ERISA Affiliate due to such employment, and (b) each "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) maintained by such Person, or with respect to which such Person is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of such Person due to such employment.

"Encumbrance" means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale, security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

"ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

"ERISA Affiliate" means (a) any corporation which at any time on or before the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as a Person, (b) any partnership, trade or business (whether or not incorporated) which at any time on or before the Closing Date is or was under common control (within meaning of section 414(c) of the Code) with such Person, and (c) any entity which at any time on or before the Closing Date is or was a member of the same affiliated service group (within the meaning  of Section 414(m) of the Code) as either such Person, any corporation described in clause (a) or any partnership, trade or business described in clause (b) of this paragraph.

"Expenses" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

"Family Members" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

"Governmental Body" means any:  (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction or any nature; (ii) federal, state, local,  foreign or other government; or (iii) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

"Intellectual Property" means all copyrights, trademarks, service marks, trade secrets, patents, patent applications, moral rights and other proprietary rights.

"IRS" means the Internal Revenue Service.

"Knowledge" whether or not capitalized herein means:

 (a) with respect to an individual:  (i) if such individual is actually aware of such fact or other matter; (ii) if such individual would reasonably be expected to have such knowledge given such individual's title and duties to the Person; or (iii) if such individual would have had knowledge of such fact following a reasonable investigation, if under the circumstances a reasonable person would have determined such investigation was required or appropriate in the normal course of fulfillment of such individual's duties; and

(b) with respect to a Person not an individual, if any director, officer, management-level employee, trustee or person in a similar capacity with respect to such Person has knowledge of such fact or other matter.

"Legal Requirement" means any federal, state, local, municipal, foreign or international, multinational or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, court order, ruling or requirement issued, enacted, adopted, promulgated implemented or otherwise put into effect by or under the authority of any Governmental Body.

"Letter of Intent" means that certain non-binding letter of intent, dated as of June 6, 2007, by and among AGI, YHI and Yabbly.

"Losses" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

"Material Adverse Effect" or "Material Adverse Change" means any condition, circumstance, change or effect (or any development that, insofar as can be reasonably foreseen, would result in any condition, circumstance, change or effect) that is materially adverse to the assets, business, liabilities, profits, results of operations, prospects or condition (financial or otherwise) of the Person.

"Organizational Documents" means the certificate or articles of incorporation and bylaws of any corporation, the certificate or articles of organization and operating agreement (and any equivalent documents) of any limited liability company, the certificate or articles of partnership and partnership agreement (and any equivalent documents) of any partnership and all comparable constituent documents of any Person, together with all amendments thereto, as in effect on the date hereof.

"Other Benefit Obligations" means all obligations, arrangements and customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered to present or former directors, officers, employees or agents, other than obligations, arrangements and practices that are Plans.  Other Benefit Obligations includes consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance pay policies, and fringe benefits within the meaning of Section 132 of the Code.

"Permitted Encumbrances" means liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection.

"Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

"Plan" has the meaning specified in Section 3(3) of ERISA.

"Securities Act" means the Securities Act of 1933, as amended.

"Software" means computer software programs and software systems, including all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form, but does not include any third party software.

"Subsidiaries" means any corporation, partnership, limited liability company, joint venture or other entity in which a Person (i) owns, or at any relevant time owned, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (ii) is a general partner.

"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:  (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and (ii) any liability of a Person for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Person under any tax sharing arrangement or Tax indemnity arrangement.

"Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

1.2

Interpretation.  As used in this Agreement, the word "including" means without limitation, the word "or" is not exclusive and the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this Agreement as a whole.  Unless the context otherwise requires, references herein:  (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of and the Exhibits and Schedules attached to this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto.  The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein.  Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect meaning or interpretation of this Agreement.

ARTICLE II

CONTRIBUTION OF EQUITY

2.1

Contribution of Equity.  Subject to the terms and conditions contained in this Agreement, at Closing (i) Yabbly shall issue to AGI the Yabbly Membership Interests and (ii) AGI shall issue and contribute to Yabbly the AGI Common Shares.  The Parties intend and agree that such transactions shall be treated as a contribution of the AGI Common Shares to Yabbly in exchange for the Yabbly Membership Interests in accordance with Section 721 of the Code and Revenue Ruling 99-57 under the Code.

2.2

Issuance of Additional Shares of AGI Common Stock; AGI First Warrant and AGI Second Warrant.  In addition to the AGI Common Shares, AGI upon execution hereof, AGI shall:

(a)

issue to YHI One Hundred Fifty Thousand (150,000) shares of AGI Common Stock (the “Additional AGI Common Shares”) and shall deliver to YHI certificates evidencing same.  The Additional AGI Common Shares shall be fully paid and non-asssessable and may be retained by YHI regardless of whether or not the Closing occurs.

(b)

execute and deliver to YHI the AGI First Warrant and the AGI Second Warrant.  The AGI First Warrant and the AGI Second Warrant shall be exercisable on the terms and conditions set forth therein, and YHI acknowledges that such warrants shall be subject to termination by AGI in the event that this Agreement is terminated pursuant to the provisions of Section 3.5 hereof.

2.3

Delivery of Yabbly Membership Interests and AGI Common Shares.

(a)

At Closing, AGI shall deliver to Yabbly certificates evidencing the AGI Common Shares.

(b)

At Closing, Yabbly shall deliver to AGI certificates evidencing the Yabbly Membership Interests.

2.4

Valuation of AGI Common Shares for Tax and Capital Account Purposes. The Parties acknowledge and agree that the AGI Common Shares shall be valued for tax purposes and for purposes of Section 704 of the Code at $0.80 per share.

ARTICLE III
CLOSING; DELIVERIES AND OTHER ACTIONS

3.1

Closing.  The closing (“Closing”) of the delivery of AGI Common Shares and Yabbly Membership Interests contemplated by this Agreement shall take place upon satisfaction or waiver of the conditions precedent set forth in Sections 3.3 and 3.4 hereof or such other time or date as the Parties may mutually agree (the date on which the Closing occurs, the “Closing Date”).

3.2

Closing Deliveries and Actions.  At the Closing:

(a)

AGI shall deliver the AGI Common Shares in accordance with Section 2.3;

(b)

YHI shall deliver the Yabbly Membership Interests in accordance with Section 2.3;

(c)

AGI and YHI shall execute and deliver the Amended and Restated Operating Agreement of Yabbly in the form attached hereto as Exhibit D;

(d)

Adam Bauman, Chief Executive Officer of AGI, shall be appointed as a member of the board of managers of Yabbly;

(e)

AGI shall appoint Michael Egan as the Chairman of the Advisory Board of AGI;

(f)

AGI shall deliver a certificate, dated as of the Closing Date, signed by the Secretary of  AGI (i) attaching copies of the Articles of Incorporation and Bylaws of AGI, (ii) attaching a good standing certificate of AGI, duly certified by the Nevada Secretary of State, (iii) certifying that attached thereto are true and correct copies of action by written consent or resolutions duly adopted by the board of directors and shareholders, if required, of AGI which authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby and (iv) certifying the incumbency, signature and authority of the officers of AGI authorized to execute, deliver and perform this Agreement and all other documents, instruments or agreements related thereto executed or to be executed by AGI;

(g)

YHI shall deliver a certificate, dated as of the Closing Date, signed by the manager/managing member of  YHI (i) attaching copies of the Articles of Organization of YHI,  (ii) attaching a good standing certificate of YHI, duly certified by the Florida Secretary of State, (iii) certifying that attached thereto are true and correct copies of action by written consent or resolutions duly adopted by the manager/managing members which authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby and (iv) certifying the incumbency, signature and authority of the officers of YHI authorized to execute, deliver and perform this Agreement and all other documents, instruments or agreements related thereto executed or to be executed by YHI;

(h)

Yabbly shall deliver a certificate, dated as of the Closing Date, signed by the manager/managing member of  Yabbly (i) attaching copies of the Articles of Organization and Operating Agreement of Yabbly, (ii) attaching a good standing certificate of Yabbly, duly certified by the Florida Secretary of State, (iii) certifying that attached thereto are true and correct copies of action by written consent or resolutions duly adopted by the manager/managing members which authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby and (iv) certifying the incumbency, signature and authority of the officers of Yabbly authorized to execute, deliver and perform this Agreement and all other documents, instruments or agreements related thereto executed or to be executed by Yabbly;

(i)

AGI shall deliver a certificate, dated as of the Closing Date, signed by a duly authorized officer of AGI, certifying that all representations and warranties of AGI set forth herein, in any of the Ancillary Documents or any Schedule or Exhibit hereto are accurate on the Closing Date;

(j)

YHI shall deliver a certificate, dated as of the Closing Date, signed by a duly authorized officer of YHI, certifying that all representations and warranties of YHI set forth herein, in any of the Ancillary Documents or any Schedule or Exhibit hereto are accurate on the Closing Date;

(k)

Yabbly shall deliver a certificate, dated as of the Closing Date, signed by a duly authorized officer of Yabbly, certifying that all representations and warranties of Yabbly set forth herein, in any of the Ancillary Documents or any Schedule or Exhibit hereto are accurate on the Closing Date; and

(l)

The Parties shall also deliver such other certificates, documents and instruments as the Parties may reasonably request  to evidence or facilitate the transactions contemplated by this Agreement.

3.3

Conditions Precedent to AGI’s Obligation to Close. AGI’s obligation to issue and contribute the AGI Common Shares, to acquire the Yabbly Membership Interests and to consummate the transactions contemplated hereby (other than the issuance of the Additional AGI Common Shares) is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by AGI, in whole or in part):

(a)

All of YHI and Yabbly’s representations and warranties in this Agreement shall be accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made.

(b)

All of the covenants and obligations that Yabbly and YHI are required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

(c)

Yabbly and YHI shall have caused the documents and instruments required to be delivered by them pursuant to Section 3.2 to be delivered to AGI.

(d)

Developer and AGI shall have agreed upon the “Specifications” (as defined in the Development Agreement).

(e)

AGI shall have consummated its private placement of AGI Common Stock (the “Proposed Private Placement”).

3.4

Conditions Precedent to Yabbly and YHI’s Obligation to Close. Yabbly obligation to issue the Yabbly Membership Interests, to acquire the AGI Common Shares and to consummate the transactions contemplated hereby is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by YHI, in whole or in part):

(a)

All of AGI’s representations and warranties in this Agreement shall be accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made.

(b)

All of the covenants and obligations that AGI is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

(c)

AGI shall have caused the documents and instruments required to be delivered by it pursuant to Section 3.2 to be delivered to Yabbly and YHI, as applicable.

(d)

Developer and AGI shall have agreed upon the “Specifications” (as defined in the Development Agreement).

(e)

AGI shall have consummated the Proposed Private Placement.

3.5

Termination.

(a)

Events of Termination.  By notice given prior to or at the Closing, subject to Section 3.5(b), this Agreement may be terminated as follows:

(i)

by AGI if a material Breach of any provision of this Agreement has been committed by YHI or Yabbly and such Breach has not been waived by AGI;

(ii)

by YHI or Yabbly if a material Breach of any provision of this Agreement has been committed by AGI and such Breach has not been waived by YHI and Yabbly;

(iii)

by AGI if any condition in Section 3.3 has not been satisfied within ninety (90) days after the date hereof, and AGI has not waived such condition;

(iv)

by YHI or Yabbly if any condition in Section 3.4 has not been satisfied within one hundred twenty (120) days after the date hereof, and YHI and Yabbly have not waived such condition;

(v)

by any Party in the event that the per share price of the AGI Common Stock sold in the Proposed Private Placement is less than $1.75, or in the event that the net proceeds received by AGI in connection with the Proposed Private Placement is less than $3,000,000 (prior to deducting commissions and costs relating thereto); or

(vi)

by mutual consent of the Parties;

(b)

Effect of Termination. Each Party's right of termination under Section 3.5(a) is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 3.5(a), all obligations of the Parties under this Agreement will terminate, except that the obligations of the Parties in this Section 3.5(b) and Article VIII will survive, provided, however, that, if this Agreement is terminated because of a Breach of this Agreement by the nonterminating Party or because one or more of the conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired. Notwithstanding the foregoing, termination of this Agreement shall not affect YHI’s right to retain the Additional AGI Common Shares issued to it hereunder.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF YHI AND YABBLY

As an inducement to AGI to enter into this Agreement and to consummate the transactions contemplated hereby, each of YHI and Yabbly represents and warrants to AGI as follows:

4.1

Organization and Authority of YHI and Yabbly.

(a)

Yabbly is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida.  YHI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida.  Yabbly is duly qualified to transact business as a foreign limited liability company and is in good standing in each jurisdictions in which the ownership or leasing of its assets or the conduct of its business requires such qualification.  No other jurisdiction has demanded, requested or otherwise indicated that Yabbly is required so to qualify.  Yabbly has full power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. True, correct and complete copies of Yabbly's Organizational Documents, and membership interest ledger of Yabbly, have been delivered to AGI.

(b)

YHI and Yabbly have all requisite power and authority to execute and deliver this Agreement and all of the Ancillary Agreements, to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and the Ancillary Agreements by YHI and Yabbly have been duly authorized by all necessary limited liability company action.  This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by YHI and Yabbly and, assuming the valid execution and delivery thereof by AGI, each of this Agreement and the Ancillary Agreements constitutes the legal, valid and binding obligations of YHI and Yabbly, as applicable, enforceable against them in accordance with its terms.  Neither YHI nor Yabbly need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement or any Ancillary Agreement.

4.2

No Violation.  Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement or any of the Ancillary Agreements, or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will, directly or indirectly:

(a)

contravene, conflict with, result in a violation or breach of any of the terms, conditions,  requirements or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of YHI or Yabbly under, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, modify or otherwise obtain any relief under, (i) the Organizational Documents of YHI or Yabbly, (ii) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which YHI or Yabbly is a party or any of the respective assets or properties of YHI or Yabbly is subject or by which YHI or Yabbly is bound, (iii) any Governmental Authorization that is held by YHI or Yabbly or any of its employees or that otherwise relates to the business of, or any of the assets owned or used by, YHI or Yabbly (iv) any Court Order to which YHI or Yabbly is a party or any of the respective assets or properties of YHI or Yabbly is subject or by which YHI or Yabbly is bound, or (v) any Legal Requirements affecting YHI or Yabbly or their respective assets or properties; or

(b)

require the approval, consent, authorization or act of, or the making by YHI or Yabbly of any declaration, filing or registration with, any Person.

4.3

Capitalization.  As of the Closing Date, the membership interests of Yabbly will consist of three classes of limited liability company interests, (a) all of which have identical preferences and rights except as expressly set forth in the Operating Agreement of Yabbly, and (b) all of which are held by the Persons set forth on Schedule 4.3.  All of the outstanding membership interests in Yabbly are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.  Except as set forth on Schedule 4.3 or in the Organizational Documents of Yabbly, there are no agreements, arrangements, options, warrants, calls, subscription rights, preemptive rights, rights of first refusal or other rights or commitments of any character outstanding relating to the issuance, sale, distribution, transfer, purchase, redemption or exchange of any membership interests or other ownership interests in Yabbly, there are no outstanding securities or other instruments convertible into or exchangeable for membership interests or other securities of Yabbly, and there are no outstanding membership interest appreciation rights, phantom membership interests, or similar rights outstanding with respect to the membership interests.  There are no proxies, voting trusts, voting agreements or similar Contracts, and no shareholders agreements, buy-sell agreements, redemption agreements, cross-purchase agreements, registration rights agreements, or similar Contracts, relating to the membership interests or any other securities of Yabbly, except as set forth in the Organizational Documents of Yabbly.  Upon the consummation of the Closing, there will be no dividends or distributions on any membership interests that have been declared that have not been paid or distributed in full.   None of the issued or outstanding membership interests was or has been issued, offered, sold, assigned, distributed, repurchased and/or otherwise transferred in violation of Yabbly’s Organizational Documents, the Securities Act or any other Legal Requirement.

4.4

Yabbly Membership Interests.  Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the Yabbly Membership Interests to AGI, the Yabbly Membership Interests will be validly issued, fully paid and non-assessable membership interests in Yabbly, will be owned by AGI free and clear of all Encumbrances of any kind (other than as set forth in the Organizational Documents of Yabbly), and will not be subject to Yabbly’s compliance with or satisfaction of any pre-emptive or similar rights held by the members Yabbly or such member’s waiver of any such rights. The Yabbly Membership Interests will represent AGI’s right to receive 6.9375% of the allocations of profits and losses in Yabbly and the right to receive distributions of the Company’s assets attributable to the Class C Membership Units in Yabbly on the terms and conditions of the Operating Agreement of Yabbly.

4.5

No Subsidiaries or Investments.  Yabbly does not, directly or indirectly, own, of record or beneficially, any outstanding voting securities, equity interests or other ownership interest of any kind or nature (whether controlling or not) in any corporation, limited liability company, partnership, trust, joint venture or other entity (including, but not limited to, any interest in any profits, capital or business of any entity), and Yabbly does not have any Contract to acquire any such interest.

4.6

No Business Operations.  Although Yabbly owns certain Intellectual Property and other assets, tangible and intangible, Yabbly (a) does not employ, nor has it ever employed, any employees and (b) is not a party to any contract, except as reflected on Schedule 4.6 or another Schedule to this Agreement.

4.7

Undisclosed Liabilities. Yabbly does not have any current or long-term liabilities or obligations, whether accrued, absolute, unasserted contingent or otherwise except to the extent reflected on Schedule 4.7.

4.8

Title to Properties; Encumbrances.

(a)

Yabbly does not own, and has not ever owned, any real property or any interest in real property.

(b)

Except as set forth in Schedule 4.8(b), Yabbly has good and marketable title to all of its assets and properties free and clear of all Encumbrances, except Permitted Encumbrances.

4.9

Taxes.  Each of YHI and Yabbly has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to Yabbly pursuant to any applicable Legal Requirements.  Each of YHI and Yabbly has timely paid, or made provision for the timely payment of, all Taxes that are required to be paid by YHI (with respect to Yabbly) or Yabbly that have or may have become due pursuant to all Tax Returns or otherwise.

4.10

Employee Benefits.  Yabbly does not maintain, and has never maintained, any Employee Benefit Plans or Other Benefit Obligations.

4.11

Intellectual Property; Software.

(a)

Intellectual Property; Software. Schedule 4.11(a) contains a list and description of any Intellectual Property rights that Yabbly has applied for, or registered, in the United States or any foreign jurisdiction.

(b)

Schedule 4.11(b) contains a list and description of domain names related to Yabbly’s Intellectual Property, and Software owned by  Yabbly (except as otherwise noted as third party software on such Schedule).

(c)

Except as disclosed on Schedule 4.11(c), to the knowledge of YHI and its Affiliates, (i) Yabbly either: (A) owns the entire right, title and interest in and to the Intellectual Property and Software included in its assets and properties, free and clear of any Encumbrance; or (B) has the perpetual, royalty-free right to use the same; (ii) all Intellectual Property and Software included in Yabbly’s assets is exclusively its own original work or Yabbly has obtained all consents necessary to use such Intellectual Property and Software; and (iii) the Intellectual Property and Software do not violate the rights of any third party.

4.12

Compliance with Legal Requirements.  Each of Yabbly and YHI is, and at all times has been, in compliance, in all material respects, with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.  Yabbly has not received, at any time since any notice or other communication (whether oral or  written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Yabbly to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

4.13

  Insurance.  Schedule 4.13 sets forth a list and brief description (including nature of coverage, limits, deductibles, premiums and the loss experience since its inception with respect to each type of coverage) of all policies of insurance maintained, owned or held by or for the benefit of Yabbly on the date hereof.  Yabbly has complied with each of such insurance policies and has not failed to give any notice or present any claim thereunder in a due and timely manner.

4.14

Books and Records.  The books of account, minute books, stock record books, and other records of Yabbly, all of which have been made available to AGI, are complete and correct and have been maintained in accordance with sound business practices.  The minute books of Yabbly contain complete and accurate records of all meetings held of, all written consents signed by, and of all other corporate actions taken by, the members, managers, and committees of the board of managers of Yabbly, and no meeting of any of the foregoing has been held for which minutes have not been prepared and are not contained in such minute books.

4.15

Bank Accounts; Powers of Attorney.  Schedule 4.15 sets forth a complete and correct list of all bank accounts and safe deposit boxes of Yabbly and persons authorized to sign or otherwise act with respect thereto as of the date hereof and a complete and correct list of all persons holding a general or special power of attorney granted by Yabbly and a complete and correct copy thereof.

4.16

No Finder.  None of YHI, Yabbly nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

4.17

Disclosure.  No representation or warranty of YHI contained herein, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to AGI at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.18

Litigation. Except as set forth in Schedule 4.18,  Yabbly (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is not a party to or, to the Knowledge of any of YHI and the directors and officers (and employees with responsibility for litigation matters) of Yabbly, is not threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

4.19

Related Party Transactions.    Except as set forth in Schedule 4.19 or in another Schedule to this Agreement, there are not currently, and never have been, any transactions, business relationships or other relationships between (a) Yabbly, on the one hand, and (b) any of the following (collectively, the "Related Parties"), on the other hand: (i) any officer, director or employee of Yabbly (other than customary transactions or relationships in their capacity as officer, director or employee), (ii) YHI or any Affiliate thereof, or (iii) Family Members of Michael Egan, Edward Cespedes or Brian Fowler.  None of the Related Parties owns any asset, tangible or intangible, which is used in the business of Yabbly.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF AGI

As an inducement to YHI and Yabbly to enter into this Agreement and to consummate the transactions contemplated hereby, AGI represents and warrants to YHI and Yabbly as follows:

5.1

Organization and Authority of AGI.

(a)

AGI is corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.  AGI is duly qualified to transact business as a foreign limited liability company and is in good standing in each jurisdictions in which the ownership or leasing of its assets or the conduct of its business requires such qualification.  No other jurisdiction has demanded, requested or otherwise indicated that AGI is required so to qualify.  AGI has full power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.  True, correct and complete copies of AGI’s Organizational Documents have been provided (or made available) to YHI.

(b)

AGI has all requisite corporate power and authority to execute and deliver this Agreement and all of the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and the Ancillary Agreements by AGI have been duly authorized by all necessary corporate action.  This Agreement and the Ancillary Agreements have been duly and validly executed and delivered by AGI and, assuming the valid execution and delivery thereof by YHI and Yabbly, each of this Agreement and the Ancillary Agreements constitutes the legal, valid and binding obligations of AGI enforceable against it in accordance with its terms.  AGI need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement or any Ancillary Agreement.

5.2

No Violation.  Except as set forth in Schedule 5.2, neither the execution and delivery of this Agreement or any of the Ancillary Agreements, or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will, directly or indirectly:

(a)

contravene, conflict with, result in a violation or breach of any of the terms, conditions,  requirements or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of AGI under, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, modify or otherwise obtain any relief under, (i) the Organizational Documents of AGI, (ii) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which AGI is a party or any of the assets or properties of AGI is subject or by which AGI is bound, (iii) any Governmental Authorization that is held by AGI or any of its employees or that otherwise relates to the business of, or any of the assets owned or used by, AGI (iv) any Court Order to which AGI is a party or any of the assets or properties of AGI is subject or by which AGI is bound, or (v) any Legal Requirements affecting AGI or its assets or properties; or

(b)

require the approval, consent, authorization or act of, or the making by AGI of any declaration, filing or registration with, any Person.

5.3

Capitalization.

(a)

The authorized capital stock of AGI consists of 25,000,000 shares of common stock, par value $0.001 per share.

(b)

Schedule 5.3 sets forth:  (i) the capitalization of AGI as of the date hereof (excluding the issuance of the AGI First Warrant, the AGI Second Warrant and the Additional AGI Common Shares) and following the Closing after giving effect to the transactions contemplated hereby (and assuming the full exercise of the AGI First Warrant and AGI Second Warrant), and (ii) as of the date hereof, AGI’s anticipated capitalization following the closing of the Proposed Private Placement, including the number of shares of the following: (i) issued and outstanding AGI Common Stock; (ii) issued stock options; (iii) stock options not yet issued but reserved for issuance; (iv) any preferred stock; and (v) warrants or stock purchase rights, if any.  Notwithstanding the foregoing, AGI may, in its reasonable discretion, modify the terms of the Proposed Private Placement and any changes resulting therefrom to AGI’s actual capitalization following the closing of the Proposed Private Placement shall not constitute a breach or inaccuracy of Schedule 5.3 or this Section 5.3.

(c)

All of the outstanding shares of AGI Common Stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights.  Except for the AGI First Warrant, AGI Second Warrant and as otherwise set forth on Schedule 5.3, there are no agreements, arrangements, options, warrants, calls, subscription rights, preemptive rights, rights of first refusal or other rights or commitments of any character outstanding relating to the issuance, sale, distribution, transfer, purchase, redemption or exchange of any of the capital stock of AGI (including the AGI Common Shares and the Additional AGI Common Shares), there is no outstanding capital stock, other securities or other instruments convertible into or exchangeable for shares of AGI’s capital stock or other securities, and there are no outstanding stock appreciation rights, phantom stock, or similar rights outstanding with respect to the capital stock of AGI.  There are no proxies, voting trusts, voting agreements or similar Contracts, and no shareholders agreements, buy-sell agreements, redemption agreements, cross-purchase agreements, registration rights agreements, or similar Contracts, relating to any of AGI’s capital stock (including the AGI Common Shares and the Additional AGI Common Shares) or securities.  Upon the consummation of the Closing, there will be no dividends or distributions on any shares of capital stock of AGI that have been declared that have not been paid or distributed in full.   None of the issued or outstanding AGI Common Stock or other securities of AGI was or has been issued, offered, sold, assigned, distributed, repurchased and/or otherwise transferred in violation of AGI’s Organizational Documents, the Securities Act or any other Legal Requirement.

5.4

AGI Common Shares and Additional AGI Common Shares.

(a)

Upon consummation of the transactions contemplated hereby and the issuance and delivery of certificates representing the AGI Common Shares to Yabbly, the AGI Common Shares will be validly issued, fully paid and non-assessable shares of AGI Common Stock, will be owned by Yabbly free and clear of all Encumbrances of any kind, and will not be subject to AGI’s compliance with or satisfaction of any pre-emptive or similar rights held by the holders of shares of AGI Common Stock or such holders’ waiver of any such rights. Excluding any shares of AGI Common Stock issued in connection with the Proposed Private Placement, the AGI Common Shares and the Additional AGI Common Shares will represent at least 9.99% of the shares of AGI Common Stock issued and outstanding immediately following the Closing Date.

(b)

Upon the issuance and delivery of certificates representing the Additional AGI Common Shares to YHI, the Additional AGI Common Shares will be validly issued, fully paid and non-assessable shares of AGI Common Stock, will be owned by YHI free and clear of all Encumbrances of any kind, and will not be subject to AGI’s compliance with or satisfaction of any pre-emptive or similar rights held by the holders of shares of AGI Common Stock or such holders’ waiver of any such rights.

5.5

SEC Reports.  Copies of AGI's most recent annual report on Form 10-K, its most recent Annual Report to shareholders, all quarterly reports filed since the filing of the Form 10-K, the Proxy Statement for the most recent annual meeting of shareholders of AGI, and any other filings or reports filed with or made to the United States Securities and Exchange Commission (collectively, the “AGI SEC Reports”) have been filed and are available via the United States Securities and Exchange Commission’s EDGAR system except where such AGI SEC Reports are not required to be filed thereon.  As of their respective dates, none of the AGI SEC Reports contained any untrue statements of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, and, as of the date hereof, no AGI SEC Report contains any untrue statements of material fact or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, which untrue statement or omission has not been corrected or superseded by a statement in a subsequently filed AGI SEC Report.  AGI has timely filed all SEC Reports required to be filed by it pursuant to the Securities Act and the Exchange Act, and such AGI SEC Reports complied as to form at the time such form, document or report was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

5.6

No Undisclosed Liabilities.  Except as set forth in the AGI SEC Reports and liabilities created hereunder, AGI is not subject to any material liability (including unasserted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in AGI’s most recent balance sheet set forth in the AGI SEC Reports, other than liabilities incurred in the ordinary course of business consistent with past practice since the date of AGI’s most recent balance sheet set forth in the AGI SEC Reports (none of which results from, arises out of, or relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

5.7

Governmental Authorizations.

(a)

AGI owns, holds or possesses all required Governmental Authorizations.

(b)

Except as set forth in Schedule 5.7(b), (i) AGI has fulfilled and performed its obligations under each of the Governmental Authorizations, all of the Governmental Authorizations are valid and in full force and effect, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Authorization or which permits or, after notice or lapse of time or both, would permit revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any such Governmental Authorization, or which might adversely affect the rights of AGI under any such Governmental Authorization, (ii) AGI has not received any notice of cancellation, of default or of any dispute concerning any Governmental Authorization, or of any event, condition or state of facts described in the preceding clause, and (iii) each of the Governmental Authorizations will continue to be in full force and effect immediately after the Closing, in each case without (x) the occurrence of any breach, default or forfeiture of rights thereunder, or (y) the consent, approval, or act of, or the making of any filing with, any Governmental Body.  All applications required to have been filed for the renewal of any such Governmental Authorization have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

5.8

Compliance with Legal Requirements.  AGI is in material compliance with each Legal Requirement that is applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.  No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by AGI of, or a failure on the part of AGI to comply with, any Legal Requirement, or (ii) may give rise to any obligation on the part of AGI to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

5.9

No Finder.  Neither AGI nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

5.10

Disclosure.  No representation or warranty of AGI contained herein, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to YHI or Yabbly at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein no misleading in light of the circumstances under which they were made.

ARTICLE VI
ADDITIONAL AGREEMENTS

6.1

Issuance of Restricted Shares of AGI Common Stock.  In the event that Michael Egan joins the AGI Board of Directors within six (6) months of the Closing Date, AGI shall issue to YHI (or its designee) Seven Hundred Thirty-Two Thousand Eight Hundred (732,800) restricted shares of AGI Common Stock.

6.2

Investment Purpose; Unregistered Equity.

(a)

Yabbly is acquiring the AGI Common Shares and YHI is acquiring the Additional AGI Common Shares for investment for its own account and not with a view to the sale or distribution of any part thereof within the meaning of the Securities Act and any state “blue sky” securities laws; provided, however, that the foregoing shall not prohibit YHI or Yabbly from transferring the AGI Common Shares or the Additional AGI Common Shares (in each case, to the extent not subject to a risk of forfeiture) in a manner that would not violate U.S. securities laws or adversely impact the validity of the exemption from registration pursuant to which the AGI Common Shares have been issued to Yabbly or the Additional AGI Common Shares have been issued to YHI.  YHI and Yabbly (either alone or together with their advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the AGI Common Shares or the Additional AGI Common Shares, as applicable, and is capable of bearing the economic risks of such investment.  YHI and Yabbly are “accredited investors” as defined by the Securities Act and the rules and regulations promulgated thereunder.

(b)

YHI and Yabbly understand that except as provided in this Agreement, the sale or re-sale of any AGI Common Shares or any Additional AGI Common Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and neither the AGI Common Shares nor the Additional AGI Common Shares may be transferred unless (i) such shares are sold pursuant to an effective registration statement under the Securities Act, or (ii) YHI or Yabbly, as applicable, shall have delivered to AGI an opinion of counsel (which opinion shall be in form, substance and scope reasonably acceptable to counsel to AGI) to the effect that the AGI Common Shares or Additional AGI Common Shares, as applicable, to be transferred may be transferred pursuant to an exemption from such registration.

(c)

YHI and Yabbly understand that until such time as such shares have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the AGI Common Shares and the Additional AGI Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such AGI Common Shares and such Additional AGI Common Shares):

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended.  The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to the Company, that registration is not required."

The legend set forth above shall be removed and AGI shall issue a certificate without such legend to the holder of any AGI Common Shares or Additional AGI Common Shares, as applicable, upon which it is stamped, if, unless otherwise required by applicable state securities laws, (i) such shares are registered for re-sale under an effective registration statement filed under the Securities Act, or (ii) such holder provides AGI with an opinion of counsel, in form, substance and scope reasonably acceptable to AGI, to the effect that a public sale or transfer of such shares may be made without any restriction as to the number of shares of AGI Common Stock as of a particular date that can then be immediately sold without registration under the Securities Act.  YHI and Yabbly agree to sell all AGI Common Shares and all Additional AGI Common Shares, as applicable, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

6.3

Piggy-back Registration.

(a)

At any time on or after the Closing Date, whenever AGI proposes to file with the U.S Securities and Exchange Commission (the “SEC”) a registration statement covering the resale of shares of AGI Common Stock for its own account (a “Primary Offering”) or for the account of others, other than on Form S-4 or Form S-8 (as promulgated under the Securities Act) or their equivalents relating to equity securities to be issued solely in connection with an acquisition of any business or entity or equity securities issuable in connection with stock option or other employee benefit plans, it shall give written notice to YHI and Yabbly of its intention to do so at least fifteen (15) business days before the initial filing of such registration statement and, upon the request, delivered to AGI within fifteen (15) days after delivery of any such notice to YHI and Yabbly, of YHI and/or Yabbly to include in such registration the AGI Common Shares and/or the Additional AGI Common Shares (which request shall specify the number of such shares of AGI Common Stock proposed to be included in such registration), AGI shall use its best efforts to cause all such AGI Common Shares and Additional AGI Common Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter in a Primary

Offering, in its sole discretion, advises AGI that the inclusion of the Other Registrable Shares (as defined below) would interfere with the successful marketing (including pricing) of the Primary Shares (as defined below), then the shares to be included in such registration statement shall be determined in the following priority:  (i) first, all of the Primary Shares; and (ii) second, as many of the Other Registrable Shares as the managing underwriter deems advisable (each holder’s share thereof to be determined on a proportionate basis according to the number of shares such holder requested be included compared to the total number of Other Registrable Shares).  “Primary Shares” means all of the shares of AGI Common Stock proposed to be registered by AGI in the Primary Offering.  “Other Registrable Shares” means all shares of AGI Common Stock to be resold for the account of others (including, without limitation, the AGI Common Shares and the Additional AGI Common Shares) to which the holders thereof are entitled to piggy-back registration rights and for which such holders have requested such shares be included in the registration statement proposed to be filed by AGI.

(b)

In connection with any Primary Offering, YHI and Yabbly agree that they shall not, directly or indirectly, sell publicly, offer to sell publicly, make any short sale of, or otherwise dispose publicly of, any AGI Common Shares or Additional AGI Common Shares (other than with respect to those shares of AGI Common Stock included in such registration), for a period (the “Lockup Period”) to be designated by the managing underwriter and communicated by AGI in writing to YHI and Yabbly, which period shall not last more than 180 days after effective date of such registration statement and in no event shall such Lockup Period exceed any lock up period applicable to such Primary Offering and agreed to by officers or directors of AGI or shareholders holding more than 10% of the issued and outstanding AGI Common Stock.  YHI  and Yabbly agree that AGI may instruct its transfer agent to place stop transfer notations, as reasonably necessary, to enforce this provision.  If (i) during the last seventeen (17) days of the Lockup Period AGI issues an earnings release or material news or a material event relating to AGI occurs, or (ii) prior to the expiration of the Lockup Period, AGI announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lockup Period; the restrictions imposed by this Section 6.3(b) shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

6.4

Participation Rights.  If during the twenty-four (24) month period following the Closing Date AGI proposes to issue any AGI Common Stock or any securities of AGI or any Subsidiary which entitle the holder thereof to acquire AGI Common Stock (collectively, “New Issue Securities”), AGI shall first offer the New Issue Securities to YHI in accordance with the following provisions:

(a)

AGI shall give a written notice to YHI (the “Participation Notice”) stating (i) its intention to issue the New Issue Securities, (ii) the number and description of the New Issue Securities proposed to be issued and (iii) the proposed purchase price (calculated as of the proposed issuance date) and the other terms and conditions upon which AGI is proposing to offer the New Issue Securities.

(b)

Transmittal of the Participation Notice to YHI by AGI shall constitute an offer by AGI to sell YHI up to Yabbly’s proportionate number (based upon Yabbly’s percentage ownership of the total number of issued and outstanding shares of AGI Common Stock as of the date of the Participation Notice) of the New Issue Securities for the price and upon the terms and conditions set forth in the Participation Notice.  For a period of five (5) business days after receipt of the Participation Notice, YHI shall have the option, exercisable by written notice to AGI, to accept (the "Notice of Acceptance") AGI’s offer as to all or any part of YHI’s proportionate number of the New Issue Securities.  If two or more types of New Issue Securities are to be issued or New Issue Securities are to be issued together with other types of securities, including, without limitation, debt securities, in a single transaction or related transactions, the rights to purchase New Issue Securities granted to YHI under this Section must be exercised to purchase all types of New Issue Securities and such other securities in the same proportion as such New Issue Securities and other securities are to be issued by AGI.

(c)

AGI shall have thirty (30) business days after the date of the Participation Notice to offer, issue, sell or exchange all or any part of the New Issue Securities as to which a Notice of Acceptance has not been given by YHI, but only upon terms and conditions that are not more favorable to the acquiring person or persons or less favorable to AGI than those set forth in the Participation Notice.

(d)

The participation rights contained in this Section shall not apply to the issuance and sale by AGI, from time to time hereafter, of (i) shares of AGI Common Stock or any securities of AGI or any Subsidiary which entitle the holder thereof to acquire AGI Common Stock to employees, officers, or directors of, or consultants to, AGI, as compensation for their services to AGI or any of its direct or indirect Subsidiaries pursuant to arrangements approved by the board of directors of AGI, (ii) shares of AGI Common Stock issued and sold in a firm commitment underwritten public offering (which shall not include an equity line of credit or similar financing arrangement) resulting in net proceeds to AGI of in excess of $15,000,000,  (iii) shares of AGI Common Stock issued as consideration for the acquisition of another company or business in which the shareholders of AGI do not have a majority ownership interest, which acquisition has been approved by the board of directors of AGI, (iv) shares of AGI Common Stock issuable upon the exercise of outstanding securities of AGI or any Subsidiary which entitle the holder thereof to acquire AGI Common Stock (but not amendments thereto), or (v) shares of AGI Common Stock or any securities of AGI issued and sold in the Proposed Private Placement.

6.5

Additional Membership Interests in Yabbly.

(a)

As soon as practicable after the Exercise Date (as such term is defined in the First AGI Warrant), Yabbly shall issue and deliver to AGI an additional class of Membership Units in Yabbly representing AGI’s right to receive 2.7847% of the cumulative profits and none of the cumulative losses in Yabbly after the date of issuance thereof.   The parties shall enter into an appropriate amendment to the Operating Agreement of Yabbly to effectuate the foregoing.

(b)

As soon as practicable after the Exercise Date (as such term is defined in the Second AGI Warrant), Yabbly shall issue and deliver to AGI an additional class of Membership Units in Yabbly representing AGI’s right to receive 2.7778% of the cumulative profits and none of the cumulative losses in Yabbly after the date of issuance thereof.   The

parties shall enter into an appropriate amendment to the Operating Agreement of Yabbly to effectuate the foregoing.

ARTICLE VII
INDEMNIFICATION

7.1

Survival.  Each covenant or agreement in this Agreement shall survive this Agreement without limitation as to time until fully performed in accordance with its terms and each representation and warranty in this Agreement or in the Schedules shall survive the Closing for the eighteen (18) period following the Closing Date (the "Survival Period"); provided, however, that the Survival Period for the representations and warranties set forth in the following sections shall terminate on the expiration of the applicable statute of limitations:  4.1, 4.2, 4.3, 4.4, 4.16, 5.1, 5.2, 5.3, 5.4 and 5.9.  Notice of any claim for indemnification under this Article VII with respect to any representation and warranty must be given to the party against whom indemnification is sought within the Survival Period.

7.2

Indemnification by YHI and Yabbly.  From and after the date hereof, each of YHI and Yabbly (subject to Section 7.5) agrees to indemnify fully, hold harmless, protect and defend AGI, any Affiliates of AGI and their respective directors, officers, agents and employees, successors and assigns from and against:

(a)

any and all Losses and Expenses incurred by any of them arising out of, relating to, or based upon any inaccuracy in, or breach of, any of the representations or warranties of YHI contained in this Agreement, the Ancillary Documents or in the Schedules or Exhibits hereto; and

(b)

any and all Losses and Expenses incurred by any of them arising out of, relating to, or based upon any failure to perform, or other breach of, any of the covenants or agreements of YHI or Yabbly contained in or incorporated into this Agreement, the Ancillary Documents or in the Schedules hereto.

The right of AGI to be indemnified hereunder shall not be limited or affected by any investigation conducted or notice or Knowledge obtained by or on behalf of AGI.

7.3

Indemnification by AGI.  From and after the date hereof, AGI agrees to indemnify fully, hold harmless, protect and defend YHI, Yabbly and their respective Affiliates, and all of their respective managers, members, officers, agents and employees, successors and assigns from and against:

(a)

any and all Losses and Expenses incurred by any of them arising out of, relating to, or based upon any inaccuracy in, or breach of, any of the representations or warranties of AGI contained in this Agreement, the Ancillary Documents or in the Schedules or Exhibits hereto;

(b)

any and all Losses and Expenses incurred by any of them arising out of, relating to, or based on any failure to perform, or other breach of, any of the covenants or agreements of AGI contained in this Agreement, the Ancillary Documents or in the Schedules or Exhibits hereto.

The right of YHI to be indemnified hereunder shall not be limited or affected by any investigation conducted or notice or Knowledge obtained by or on behalf of YHI.

7.4

No Contribution.  Following the Closing, YHI shall not have, and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Yabbly in connection with any indemnification obligation or any other Losses or Expenses for which YHI may become liable under or in connection with this Agreement. Following the Closing, AGI shall not have, and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Yabbly in connection with any indemnification obligation or any other Losses or Expenses for which AGI may become liable under or in connection with this Agreement.

7.5

Indemnification by Yabbly.  Prior to the Closing, (a) AGI shall have the right to proceed against Yabbly for breach of its representations, warranties or covenants in the same manner and to the same extent as AGI may proceed against YHI hereunder and (b) Yabbly  agrees to indemnify AGI in the same manner and to the same extent as YHI is required to indemnify AGI hereunder.  Notwithstanding anything to the contrary set forth herein, (i) all representations, warranties, covenants and agreements made by Yabbly pursuant to this Agreement shall expire at the Closing and no party may assert a claim against AGI after the Closing the basis of which alleges the breach or inaccuracy of representations, warranties, covenants and agreements made by Yabbly pursuant to this Agreement.

ARTICLE VIII
GENERAL PROVISIONS

8.1

Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by facsimile when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier when received; and shall be addressed as follows:

(a)

If to AGI:

Atomic Guppy, Inc.

19333 Collins Ave.

Penthouse 2501

Sunny Isles Beach, FL 33160

Attention:  Leigh Rothschild

Telecopy:  (954) 206-0750

with a copy to:

Akerman Senterfitt

One Southeast Third Avenue, 25th Floor

Miami, Florida  33131

Attention:  Bradley D. Houser, Esq.

Telecopy:  (305) 374-5095

(b)

If to YHI:

Yabbly Holdings, LLC

110 East Broward Blvd.

14th Floor

Fort Lauderdale, FL 33301

Attention:   Edward Cespedes

Telecopy:  (954) 769-5930

with a copy to:

Tripp Scott P.A.

110 SE 6th Street

15th Floor

Fort Lauderdale, FL 33301

Attention:  William J. Gross, Esq.

Telecopy:  (954) 761-8475

or to such other address as such party may indicate by a notice delivered to the other party hereto.

8.2

Successors and Assigns.  The rights of any Party under this Agreement shall not be assignable by such Party without the written consent of the other; provided that YHI and Yabbly may assign their rights under Section 6.3 in connection with a permitted transfer of the AGI Common Shares or Additional AGI Common Shares, as applicable.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

8.3

Entire Agreement; Amendments.  This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the Parties, including without limitation the Letter of Intent.  This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties.

8.4

Waivers.  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof.  Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party.  The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision.  No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

8.5

Partial Invalidity.  Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

8.6

Execution in Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to each of the Parties.

8.7

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Florida.

8.8

Submission to Jurisdiction.  The Parties hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby or thereby to the non-exclusive jurisdiction of (i) the United States District Court for the Southern District of Florida and the jurisdiction of any court of the State of Florida located in Broward County or (ii) the United States District Court for the Southern District of New York and the jurisdiction of any court of the State of New York located in New York County and waive any and all objections to jurisdiction that they may have under the laws of the State of Florida or New York or the United States and any claim or objection that any such court is an inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

ATOMIC GUPPY, INC.

By:	/s/ Adam Bauman
Name: Adam Bauman
Title: Chief Executive Officer

YABBLY HOLDINGS, LLC

By:	/s/ Edward A. Cespedes
Name: Edward A. Cespedes
Title: Vice President

YABBLY, LLC

By	/s/ Edward A. Cespedes
Name: Edward A. Cespedes
Title: Vice President